                                                                   Exhibit 10.26

NATIONSBANK, N.A.

                                CREDIT AGREEMENT
                                  (INDIVIDUALS)


         This Credit Agreement ("Agreement") dated as of August 8, 1996, by and between NationsBank, N.A., a national banking association ("Bank") and the Debtor described below:

         In consideration of the financial accommodations described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Debtor agree as follows:

1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the terms shall have the meaning set forth with respect thereto:

         A.       DEBTOR.                   Dennis L. Thompson, Thomas A. Hager,
                                            Octavio J. Ponce, Patrick C. Boyd
                                            and C. Wells Hall, Ill.

         B.       DEBTOR'S ADDRESS.         4201-K Stewart Andrew Boulevard
                                            Charlotte, NC 28217

         C.       GUARANTOR(S).             James E. Harris

         D. CREDIT. Any Term Loan, Revolving Line of Credit, and Guaranty described in Section 2 hereof, and any other loans and other financial accommodations made by Bank to Borrower in the future which specifically reference this Loan Agreement.

         E. CREDIT DOCUMENTS. This Agreement, promissory note or notes and guaranties executed pursuant to Section 2 hereof and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower in connection therewith.

         F. USE OF PROCEEDS To finance opening costs associated with new Bailey's Sports Bar and Grille restaurant locations.

         G. Other Referential Provisions. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles, as in effect from time to time, consistently applied.

2.       CREDIT.

[X]      A.       TERM LOAN.  Any term loan extended now, existing now or
extended hereafter by Bank to Debtor and all renewals, extensions or rearrangements thereof to Debtor by Bank in an amount, and having a maturity date, repayment terms and interest rate as set forth on any promissory note or notes evidencing the loan.

[X]      B.       GUARANTY.  Any guaranties in favor of Bank existing now or executed hereafter by Debtor, limited for James E. Harris in amount to no more than the percentage of the balance outstanding on the loan when demand is made that is consistent with his percentage ownership in Bailey's Sports Grille, Inc.

3. SECURITY. If required by Bank as a condition to the Credit, Debtor agrees to grant to Bank a first lien (unless otherwise agreed to in writing by Bank) in such collateral as Bank may require (the "Collateral") and agrees to do all things as may be required by Bank to perfect and protect the lien of Bank in such Collateral.

4. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants to Bank as follows:

         A. AUTHORITY AND COMPLIANCE. Debtor has full power and authority to execute and deliver the Credit Documents and to incur and perform the obligations provided for therein, and has the power and authority to own its property and to carry on business in each jurisdiction in which Debtor does business. No consent or approval of any public authority or other third party is required as a condition to the validity of any Credit Document, and Debtor is in compliance with all laws and regulatory requirements to which it is subject.

         B. BINDING AGREEMENT. This Agreement and the other Credit Documents executed by Debtor constitute valid and legally binding obligations of Debtor, enforceable in accordance with their terms.

         C. LITIGATION. There is no proceeding involving Debtor pending or, to the knowledge of Debtor, threatened by or before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing prior to the date of this Agreement.

CREDIT AGREEMENT/INDIVIDUAL - PAGE 5
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         D. NO CONFLICTING AGREEMENTS. There is no provision of any existing agreement, mortgage, indenture or contract binding on Debtor or affecting Debtor's property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Credit Documents.

         E. OWNERSHIP OF ASSETS. Debtor has good title to the Collateral and Debtor's other assets, and the Collateral is free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

         F. TAXES. All income taxes and other taxes due and payable by Debtor have been paid or are being contested in good faith by appropriate proceedings.

         G. FINANCIAL STATEMENTS. The personal financial statements of Debtor heretofore delivered to Bank properly reflect Debtor's financial condition as of the date or dates thereof, and there has been no material adverse change since the date of the financial statements. To the best of Debtor's knowledge, all factual information furnished by Debtor to Bank in connection with this Agreement is and will be accurate and complete on the date as of which such information is delivered to Bank and is not incomplete by the omission of any material fact necessary to make such information not misleading.

         H. ENVIRONMENTAL MATTERS. Debtor is in compliance with all Environmental Laws where failure to comply could have a material adverse effect on Debtor's financial condition or operations. Debtor has not received notice of any claim that Debtor is not in compliance with any Environmental Laws. Neither Debtor, nor any of Debtor's present assets or operations or Debtor's past assets or operations, is subject to any order, agreement, proceeding or investigation by, with, or before any federal, state or local governmental agency or other party respecting any Environmental Laws.

The term "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Materials or other hazardous or toxic substance, as now or at any time hereafter in effect, including without limitation the Clean Air Act, 42 US Section 7401 et seq.; Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; Solid Waste Disposal Act, 42 USC Section 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Section 9601 et seq.; National Environmental Policy Act, .42 USC Section 4321 et seq.; regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials. The term "Hazardous Material" shall mean and include (a) any asbestos, PCBs, or dioxins, or insulation or other material composed of or containing asbestos, PCBs or dioxins, (b) oil, petroleum and any petroleum product, and (c) any hazardous, toxic, or dangerous waste, substance, or material defined as such in any Environmental Law.

         I. MARGIN STOCK. None of the proceeds of the Credits will be used for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Debtor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

         J. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Credit.

5. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Debtor under the Credit Documents, Debtor will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Credit Document):

         1. Furnish to Bank annual financial statements of each of the Debtors within thirty (30) days after the anniversary date of the most recent financial statement provided to Bank, which financial statements must be in form and substance satisfactory to Bank, and including without limitation a listing of all assets and liabilities, a listing of all sources of income, a listing of the uses of income, the amount and sources of contingent liabilities, identification of joint owners of listed assets, and an annual projection of sources and uses of income.

         2. Each Debtor will also furnish annually within thirty (30) days of filing, copies of the most recent personal federal income tax return, including all supporting schedules as well as any K-1 schedules.

         3. Furnish to Bank annually, within ninety (90) days following fiscal year end of Bailey's Sports Bar and Grille, consolidated financial statement on Bailey's Sports Bar and Grille prepared in accordance with generally accepted accounting principles on an audited basis by an independent certified public accountant acceptable to the Bank, including a balance sheet, income statement, changes in capital position, and reconciliation of net worth and including all normal and reasonable financial notes.


CREDIT AGREEMENT/INDIVIDUAL - PAGE 6
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         A. COMPLIANCE. Maintain Debtor's qualification to do business, where required, and comply with all laws, regulations and governmental requirements including, without limitation, Environmental Laws applicable to Debtor or to any of Debtor's property, business operations and transactions.

         B. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to Debtor's attention that would or might materially adversely affect Debtor's financial condition or operations, the Collateral, or Bank's rights under the Credit Documents; (ii) any litigation filed by or against Debtor; (iii) any default under the Credit Documents; (iv) any default under any agreement, mortgage, indenture or contract binding on Debtor or affecting any of Debtor's property; (v) any and all enforcement, cleanup, remedial removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials affecting Debtor's property or business operations; and (vi) all claims made or threatened by any third party against Debtor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Debtor shall immediately notify Bank of any remedial action taken by Debtor with respect to Debtor's property.

         C. TAXES AND OTHER OBLIGATIONS. Pay all of Debtor's taxes and other obligations as the same become due and payable, except to the extent being contested in good faith by appropriate proceedings.

         D. LIQUIDITY. Dennis L. Thompson will maintain Unencumbered Liquid Assets, the aggregate market value of which exceeds $7,000,000.00. Unencumbered Liquid Assets is defined as cash plus readily marketable securities acceptable to the Bank which are not pledged as collateral for any obligation of Borrower or otherwise encumbered. Verification of such liquidity will be provided annually unless requested more frequently by the Bank.

6. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Debtor under the Credit Documents, Debtor will not, without the prior written consent of Bank (and without limiting any requirement of any other Credit Document):

         A. TRANSFER OF ASSETS. Sell, lease, assign or otherwise dispose of or transfer all or substantially all of Debtor's assets which in the aggregate would have a material adverse effect.

         B. OTHER COVENANTS. Violate or fail to comply with any covenants or agreements regarding other indebtedness.

         C. CHARACTER OF BUSINESS. Change the general character of business conducted by Debtor at the date hereof, or engage in any type of business not reasonably related to Debtor's business as presently conducted.

         D. ENVIRONMENTAL LAW COMPLIANCE. Violate any Environmental Laws and Debtor will not use or permit any other party to use any Hazardous Materials except such materials as are incidental to Debtor's normal course of business, maintenance and repairs.

Debtors agrees to permit Bank, its agents, contractors and employees to enter and inspect Debtor's premises at any reasonable times upon three (3) days prior notice for the purpose of conducting an environmental investigation and audit (including taking physical samples) to ensure that Debtor is complying with this covenant. Debtor shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials within five (5) days of the request thereof.

7. DEFAULT. The occurrence of any of the following shall constitute a default under this Agreement and under each of the other Credit Documents:

         A. Debtor shall fail to pay in full when due any principal, interest, fee or other amount payable to Bank under any Credit Document or any other obligation of Debtor to Bank, whether at maturity or otherwise; or

         B. The discovery by Bank that any representation or warranty by Debtor or any guarantor in any Credit Document or in any financial statement, certificate, report or opinion submitted to Bank in connection with the Credit was incorrect or misleading in any material respect when made; or

         C. Debtor shall fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Credit Document or in any other security agreement, deed of trust, mortgage, assignment or other contract securing payment of any indebtedness of Debtor to Bank, other than those referred to in Subpart A and B above, and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty
(30) days from written notice by Bank; or

         D. Any judgment against Debtor or any guarantor or other levy or attachment against any property of Debtor or any Guarantor in excess of $50,000.00 remains unpaid, undischarged, not bonded or not dismissed for a period of thirty (30) days; or


CREDIT AGREEMENT/INDIVIDUAL - PAGE 7
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         E. The death or legal incapacity of Debtor or any guarantor; or

         F. Debtor or any guarantor, or any general partner or joint venturer of Debtor or any guarantor (i) makes an assignment for the benefit of creditors;
(ii) admits in writing its inability to pay or fails to pay its debts generally as they become due; (iii) files a petition for relief under any chapter of the Bankruptcy Code or any other bankruptcy or debtor relief law, domestic or foreign, as now or hereafter in effect, or seeking the appointment of a trustee, receiver, custodian, liquidator or similar official for it or any Collateral or any of its other property; or any such action is commenced against it and it admits, acquiesces in or does not contest diligently the material allegations thereof, or the action results in entry of an order for relief against it, or it does not obtain permanent dismissal and discharge thereof before the earlier of trial thereon or 60 days after commencement of the action; or (iv) makes a transfer or incurs an obligation which is fraudulent under any applicable law as to any creditor.

         G. The liquidation, termination, dissolution of any guarantor or failure of any guarantor to maintain good standing in all appropriate states.

8.       REMEDIES UPON DEFAULT.  If an event of default shall occur,

         A. Any indebtedness of Debtor under any of the Credit Documents shall, at Bank's option, without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Debtor;

         B. The obligation, if any, of Bank to permit further borrowings under any of the Credit Documents shall at Bank's option immediately cease and terminate;

         C. Bank shall have all rights, powers and remedies available under each of the Credit Documents, or afforded by law, including without limitation the right to resort to any or all of the Collateral and to exercise any or all of the rights of a secured party pursuant to applicable law. All rights, powers and remedies of Bank in connection with each of the Credit Documents may be exercised at any time by the Bank and from time to time after the occurrence of any event of default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

9. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

Debtor: Dennis L. Thompson, Thomas A. Hager, Octavio J. Ponce, Patrick C. Boyd and C. Wells Fall, III

         C/O Ramey Millett
         4201-K Stewart Andrew Boulevard
         Charlotte, NC 28217

Bank:    NationsBank, N.A.

                  Attn: Steven G. Grafton, Vice President
                  1O1 South Tryon Street, 7th Floor
                  Charlotte, NC 28255

or to such other address as any party may designate by written notice to all of the parties. Each such notice, request and demand shall be deemed given or made as follows:

         A. If sent by hand delivery, upon delivery;

         B. If sent by mail, upon the earlier of the date of receipt or five (5) days after receipt in the U.S. Mail, first class postage prepaid.

10. MISCELLANEOUS. Debtor and Bank further covenant and agree as follows, without limiting any of any other Credit Document except as provided in paragraph 10.F. of this Agreement:

         A. EXPENSES. Debtor agrees to pay all out-of-pocket expenses of Bank, including but not limited to all reasonable attorney's fees and expenses, incurred in connection with the Credit Documents and the enforcement and collection of the Credit.

         B. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Credit Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Debtor expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on

CREDIT AGREEMENT/INDIVIDUAL - PAGE 8

Debtor or any guarantor in any case shall, of itself, entitle Debtor to any other or future notice or demand in similar or other circumstances.

         C. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State in which Bank is located as indicated by Bank's address in
Section 9 of this Agreement and applicable United States federal law.

         D. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Debtor therefrom, shall be effective unless the same shall be in writing and signed by an Assistant Vice President or higher level officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement is binding upon Debtor, Debtor's heirs, personal representatives, successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Debtor's rights or obligations hereunder shall be made or be effective without Bank's prior written consent nor shall it relieve Debtor of any obligations hereunder. There is no third party beneficiary of this Agreement. If more than one person executes this Agreement as Debtor, the obligations of Debtor hereunder shall be joint and several.

         E. DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

         F. COMPLIANCE WITH USURY LAWS. All existing and future agreements regarding the Credit are hereby limited so that in no event (including prepayment, default, demand for payment, or acceleration) shall the interest taken, reserved, contracted for, charged or received exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"); any document possibly to the contrary shall be automatically reformed and the interest payable automatically reduced to the Maximum Amount, without necessity of execution of any amendment or new document; if Bank ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be applied to principal in inverse order of maturity of installments or be refunded to the payor if the principal is paid in full; and all interest paid or agreed to be paid shall be spread throughout the full term (including extensions) of the debt so that the amount of interest does not exceed the Maximum Amount.

         G. PARTIAL INVALIDITY. A determination that any provision of any Credit Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of any Credit Document to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         H. APPRAISALS. When Collateral includes real property, Bank may at its option obtain once in each year (or as otherwise requested by Bank) an appraisal or evaluation of the Collateral or any part thereof prepared in accordance with written instructions from Bank by a third party appraiser engaged directly by Bank if any of the following occur as determined by Bank in its sole discretion:
(a) an event of default has occurred and is continuing, (b) an adverse change has occurred in real estate market conditions in the area where the Collateral is located; (c) an appraisal or evaluation is required or recommended by bank examiners and/or auditors or pursuant to banking regulations or bank policy then in effect; or (d) an adverse change has occurred in the financial condition of Debtor. Each such appraiser and appraisal or evaluation shall be satisfactory to Bank. To the extent not prohibited by applicable law, the costs of each such appraisal shall be payable by Debtor to Bank on demand (which obligation Debtor hereby promises to pay).

         I. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Credit Documents shall survive the making of the Credit and shall continue in full force and effect so long as the Credit is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

11. ADDITIONAL PROVISIONS (which shall be controlling in the event of any conflict with the preceding provisions, except that paragraph 10.F. of this Agreement shall be controlling in any event).

12. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.


CREDIT AGREEMENT/INDIVIDUAL - PAGE 9

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY
(90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS.

         B. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BT TEG BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO
(A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT BANK'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING:
DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE, NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


         DEBTOR:


  /s/ Dennis L. Thompson    (Seal)           /s/ Thomas A. Hager     (Seal)
---------------------------                 -------------------------
Dennis L. Thompson                          Thomas A. Hager


  /s/ Octavio J. Ponce      (Seal)           /s/ Patrick C. Boyd     (Seal)
---------------------------                 -------------------------
Octavio J. Ponce                            Patrick C. Boyd


  /s/ C. Wells Hall, III    (Seal)
---------------------------
C. Wells Hall, III




CREDIT AGREEMENT/INDIVIDUAL - PAGE 10

                                                               NATIONSBANK, N.A.




By: /s/ James E. Harris     (Seal)
---------------------------
   James E. Harris



By: /s/ Steven G. Grafton   (Seal)
---------------------------
   Steven G. Grafton, Vice President


CREDIT AGREEMENT/INDIVIDUAL - PAGE 11